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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 25, 1996




              CAROLINA INVESTMENT PARTNERS, LIMITED PARTNERSHIP
           (Exact name of registrant as specified in its charter)


                                 NORTH CAROLINA
                 (State or other jurisdiction of incorporation)


0-15571                                                       56-1494619
(Commission File Number)               (IRS Employer Identification No.)



4112 Blue Ridge Road, Suite 210
Raleigh, North Carolina                                            27612
(Address of principal executive offices)                       (Zip Code)



                                 (919) 781-1700
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 20, 1995, the Registrant, Churchill & Banks, Ltd. ("Churchill & Banks"), and ADA Corporation of North Carolina ("ADA") executed an Agreement for the Purchase and Sale of Real Estate (the "Agreement") for Churchill & Banks to purchase certain tracts of real property owned by the Registrant and ADA. On September 10, 1996, the Registrant, Churchill & Banks, and ADA executed the Third Amendment to the Agreement (the "Third Amendment"). During September, 1996, the Registrant, Churchill & Banks, and ADA executed the Fourth Amendment to the Agreement (the "Fourth Amendment"). On September 27, 1996, the Registrant, ADA and Wellington Center Associates, LLC, a successor-in-interest to Churchill & Banks executed the Fifth Amendment to the Agreement (the "Fifth Amendment"). Set forth below is a summary of some of the material terms of the Third Amendment, as amended, the Fourth Amendment, and the Fifth Amendment, which summary should be read in conjunction with the full terms of the Third Amendment, the Fourth Amendment, and the Fifth Amendment, copies of which are included as exhibits hereto and are incorporated herein in their entirety.

The closing for the purchase and sale of the property pursuant to the Agreement initially was to occur on October 31, 1995. The Third Amendment provided that not later than September 16, 1996, the Registrant, Churchill & Banks, and ADA would close on the purchase and sale of approximately 10.9611 acres (the "Main Site") of the 17.1745 acres to be purchased and sold pursuant to the Agreement for a purchase price of $2,400,000 (the "Initial Closing"). The Third Amendment further provided that the closings on the purchase and sale of the remaining approximately 6.21 acres consisting of four outparcels (the "Outparcels") for an aggregate purchase price of $1,527,750, plus an amount equal to 7% per annum interest from the date of the Initial Closing until closing on the respective outparcels, would occur not later than six months after the date of the Third Amendment.

The Third Amendment, among other things, also included a right for Churchill & Banks to begin construction on the Outparcels after the Initial Closing subject to several conditions, including the indemnification of the Registrant and ADA against loss due to the construction activity, approval of construction contracts by the Registrant and ADA, and the delivery of lien waivers to the Registrant and ADA by any contractor to perform work on the Outparcels. The Third Amendment also included a right for Churchill & Banks to begin construction on the Main Site prior to the Initial Closing subject to similar conditions.

The Fourth Amendment amended the Third Amendment to extend the date of the Initial Closing until September 25, 1996.





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The Fifth Amendment amended the Third Amendment to extend the date of the
Initial Closing until September 26, 1996. The Fifth Amendment also amended the Third Amendment to reflect that the earnest money deposits in the amount of $125,000 would (with the exception of $100.00) be credited to the purchase price for the Main Site. The $100.00 will be credited to the purchase price at the final Outparcel closing.

The Initial Closing for the sale of the Main Site was held on September 25, 1996. The Registrant received approximately $2,246,173 for the sale of the Main Site. The Agreement contains a number of conditions to closing which must be satisfied prior to closing on the Outparcels. Consequently, there can be no assurance that the Agreement will result in a closing on the Outparcels.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         10.1 Third Amendment to Agreement for the Purchase and Sale of Real Estate, dated as of September 10, 1996 between the Registrant, Churchill & Banks, Ltd., and ADA Corporation of North Carolina.

         10.2 Fourth Amendment to Agreement for the Purchase and Sale of Real Estate, dated as of September ___, 1996 between the Registrant, Churchill & Banks, Ltd., and ADA Corporation of North Carolina.

         10.3 Fifth Amendment to Agreement for the Purchase and Sale of Real Estate, dated as of September 27, 1996 between the Registrant, ADA Corporation of North Carolina, and Wellington Center Associates, LLC





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CAROLINA INVESTMENT PARTNERS, LIMITED
                               PARTNERSHIP


                               By: WALSMITH ASSOCIATES TWO,
                                    General Partner


Date: October 4, 1996              By: /s/ Alton L. Smith, III
                                   ----------------------------------
                                       Alton L. Smith, III
                                       General Partner and
                                       Principal Financial Officer





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                                 EXHIBIT INDEX

EXHIBIT NO.               DESCRIPTION                                                             PAGE NO.
10.1                      Third Amendment to Agreement for Purchase and sale of Real Estate, dated as of September 10, 1996 between the Registrant, Churchill &
                          Banks, Ltd., and ADA Corporation of North Carolina.

10.2                      Fourth Amendment to Agreement for Purchase and sale of Real Estate, dated as of September ___, 1996 between the Registrant, Churchill &
                          Banks, Ltd., and ADA Corporation of North Carolina.

10.3                      Fifth Amendment to Agreement for the Purchase and Sale of Real
                          Estate, dated as of September 27, 1996 between the Registrant, ADA
                          Corporation of North Carolina, and Wellington Center Associates, LLC





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